UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                     1-8356                   13-2892858
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

     70 East 55th Street, 7th Floor, New York, NY                10022
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       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (212) 350-9900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

      This 8-K Amendment (this "Amendment") amends and restates the 8-K dated December 31, 2007 and filed with the Securities and Exchange Commission by DVL, Inc. (the "Company") on January 4, 2008 (the "Original 8-K"). This Amendment is being filed due to disclosure in the Original 8-K of an error in the exercise price per share of the Warrants (as defined below) which is $.0695 per share instead of $.0697 per share (as previously disclosed) and an error in the application of the formula used to compute the amount of shares of Common Stock issued upon the cashless exercise of a portion of the Warrants in accordance with the terms thereof. As a result, the total number of shares of Common Stock (as defined below) issued upon the exercise of the Warrants has been increased from 11,733,585 shares (as originally disclosed) to 12,325,492 shares, the total outstanding number of shares of the Company Common Stock as of December 31, 2007 (after giving effect to the exercise of the Warrants and the issuance of the shares of Common Stock as a result thereof), has been increased from 44,692,938 (as originally disclosed) to 45,284,845 and the total cash consideration the Company received as a result of the exercise of a portion of the Warrants for cash was reduced from $139,400 ( as originally disclosed) to $139,000. The Original 8-K is amended and restated in its entirety by this Amendment to read as follows:

Item 8.01 Other Events

      In September 1996, in connection with a loan by NPM Capital, LLC ("NPM") to DVL, Inc. (the "Company"), the Company issued to, and for the benefit of, each of the members of NPM, warrants (the "Warrants") to purchase such number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which when added to the 1,000,000 shares of Common Stock issued to such parties contemporaneously with the issuance of the Warrants, amount to up to 49% of the outstanding Common Stock of the Company on a fully diluted basis. The Warrants became exercisable after September 27, 1999 and expired at 5:00 p.m., New York time, on December 31, 2007 (the "Expiration Time"). As of December 31, 2007, all of such Warrants represented the right to purchase a total of 29,706,045 shares of Common Stock at a purchase price of $.0695 per share.

      On December 31, 2007, prior to the Expiration Time, eight holders of the Warrants (certain of whom currently are significant stockholders or affiliates of the Company) exercised Warrants to purchase a total of 21,467,169 shares of Common Stock, of which Warrants to purchase 2,000,000 shares were exercised for cash and the remainder of which were exercised on a cashless basis (by forfeiture of a portion of the Warrants) pursuant to the terms of the Warrants. As a result of such exercise of the Warrants, a total of 12,325,492 shares of Common Stock were issued to such eight individuals and the Company received a total of $139,000 as a result of the exercise of a portion of the Warrants for cash. All of the unexercised Warrants (including the Warrants forfeited as a result of the cashless exercise) expired and terminated as of the Expiration Time in accordance with their terms and no Warrants remain outstanding. As of December 31, 2007, after giving effect to the exercise of the Warrants and the issuance of the 12,325,492 shares of Common Stock as a result thereof, the Company had a total of 45,284,845 shares of Common Stock outstanding.

ITEM 9.01. Financial Statements and Exhibits

Exhibits:  None

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DVL, INC.


                                              By:    /s/ Henry Swain
                                                     ---------------------------
                                              Name:  Henry Swain
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

Date: January 8, 2008